     As filed with the Securities and Exchange Commission on April 1, 1999

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          WINSTAR COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                  13-3585278
       (State or Jurisdiction of                       (I.R.S. Employer
     Incorporation or Organization)                 Identification Number)

                           230 PARK AVENUE, SUITE 2700
                            NEW YORK, NEW YORK 10169
                    (Address of principal executive offices)

                          OTHER EMPLOYEE BENEFIT PLANS
                            (Full title of the Plans)

                               TIMOTHY R. GRAHAM,
                            Executive Vice President
                          WinStar Communications, Inc.
                           230 Park Avenue, Suite 2700
                            New York, New York 10169
                                 (212) 584-4000
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:
                             DAVID ALAN MILLER, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE

                                                                                                  Proposed
                                                                          Proposed maximum         maximum
                                                     Amount to be          offering price         aggregate         Amount of
Title of Securities to be registered                  registered             per share          offering price  registration fee
=================================================================================================================================
Common Stock issuable upon exercise of options    1,735,078 shares(1)           $(2)            $55,416,649(3)       $15,394
outstanding under certain employee benefit plans
=================================================================================================================================

(1) Pursuant to the Registrant's Shareholder Rights Plan adopted in July 1997, one preferred stock purchase right is attached to each share of Common Stock.

(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended ("Securities Act"), the exercise prices payable for the shares of Common Stock issuable upon exercise of outstanding options granted pursuant to Benefit Plans are as follows: $13.75 (25,000 shares), $14.25 (2,500 shares), $14.38 (500 shares), $15.00
         (32,603 shares), $16.31 (13,000 shares), $18.25 (1,000 shares), $19.31
         (20,000 shares), 21.00 (4,500 shares), $21.50 (17,500 shares), $22.25
         (36,000 shares), $23.75 (1,500 shares), $24.63 (25,000 shares), $25.69
         (80,000 shares), $25.88 (1,000 shares), $25.94 (8,500 shares), $26.00
         (50,500 shares), $26.25 (25,000 shares), $26.38 (3,500 shares), $26.81
         (72,000 shares), $27.00 (32,500 shares), $27.44 (500 shares), $27.88
         (149,500 shares), $28.81 (37,925 shares), $28.94 (8,000 shares), $29.06
         (2,750 shares), $29.63 (7,750 shares), $29.94 (39,000 shares), $30.00
         (38,475 shares), $30.13 (23,675 shares), $30.50 (500 shares), $30.63
         (1,000 shares), $30.69 (900 shares), $31.50 (2,200 shares), $31.69
         (3,175 shares), $31.75 (75,125
         shares), $32.00 (400 shares), $33.00 (1,500 shares), $33.25 (1,500 shares), $33.72 (10,000 shares), $33.94 (37,250 shares), $34.56 (500 shares), $35.00 (10,000 shares), $35.19 (107,100 shares), $35.38
         (18,625 shares), $35.63 (290,000 shares), $36.38 (3,500 shares), $36.41
         (16,950 shares), $36.44 (400 shares), $36.56 (23,550 shares), $36.63
         (75,000 shares), $37.00 (1,500 shares), $37.38 (500 shares), $37.88
         (1,000 shares), $38.25 (11,200 shares), $38.88 (2,100 shares), $39.00
         (56,600 shares), $39.25 (1,000 shares), $39.50 (400 shares), $39.81
         (10,000 shares), $40.00 (37,500 shares), $40.56 (7,200 shares), $40.75
         (800 shares), $41.00 (33,700 shares), $41.25 (7,500 shares), $41.38
         (2,000 shares), $41.81 (4,600 shares), $42.13 (8,525 shares), $42.38
         (26,900 shares), $42.50 (400 shares), $42.75 (16,400 shares), $42.94
         (60,900 shares), $43.00 (2,000 shares), $43.63 (1,500 shares), $44.38
         (400 shares) and $44.44 (1,600 shares).

(3) The proposed maximum aggregate offering price is the sum of the exercise prices of the options granted under Other Benefit Plans and outstanding as of March 31, 1999, in accordance with Rule 457(h) promulgated under the Securities Act.

                              ---------------------

         In accordance with the provisions of Rule 462 promulgated under the Securities Act, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                              ---------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information. *

Item 2.   Registrant Information and Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), are incorporated by reference in this Registration Statement:

         (1)      Annual Report on Form 10-K for the year ended December 31,
                  1998;

         (2) Current Report on Form 8-K filed November 16, 1998, as amended on February 2, 1999 and February 3 1999;

         (3) Current Report on Form 8-K filed January 11, 1999, as amended on February 2, 1999 and February 3, 1999; and

         (4) The description of the Company's (i) Common Stock contained in the Company's registration statement on Form 8-A under the Exchange Act (File No. 1-10726) and (ii) Series B Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, under the Exchange Act (File No. 0-20876).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is incorporated by reference modifies or replaces such statement.

Item 4.  Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

         In the case of an action by or in the right of the corporation, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudicate of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court deems proper. Section 145 further provides: that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any such liability asserted against such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify him against liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         The Registrant's By-Laws and Article Sixth of its Restated Certificate of Incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. Article IV of the Registrant's By-Laws provides that expenses incurred by an officer or director in defending a civil or criminal action, suit, or proceeding may be paid by the Registrant in advance of final disposition upon receipt of an undertaking by or on behalf of such person to repay such amount if it ultimately is determined that such person is not entitled to be indemnified by the Registrant.

         The Registrant currently provides liability insurance for each director and certain officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

         Article Seventh of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the directors of the Registrant to the fullest extent permitted by the provisions of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.    Description
         -----------    -----------

            4.1 Form of stock option agreement between the Registrant and the option holder (incorporated by reference to the Registrant Registration Statement on Form S-8, filed with the Commission on March 5, 1998 (Commission File No. 333-47391))

            4.2         Schedule of Option Grants (filed herewith)

            5.1         Opinion of Graubard Mollen & Miller (filed herewith)

            23.1 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

            23.2 Consent of Graubard Mollen & Miller (included in Exhibit 5.1) (filed herewith)

            23.3        Consent of Grant Thornton LLP (filed herewith)

            24.1 Power of Attorney (included on the signature page hereto)


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 31st day of March, 1999.

                                WINSTAR COMMUNICATIONS, INC.

                                By:      /s/ William J. Rouhana, Jr.
                                   -------------------------------------------
                                William J. Rouhana, Jr., Chairman of the Board
                                      of Directors and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Rouhana, Jr. and Timothy R. Graham his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William J. Rouhana, Jr.              Chairman of the Board of Directors and           March 31, 1999
---------------------------------------- Chief Executive Officer (principal
William J. Rouhana, Jr.                  executive officer)


/s/ Nathan Kantor                        President, Chief Operating Officer and           March 31, 1999
---------------------------------------- Director
Nathan Kantor

/s/ Charles T. Dickson                   Executive Vice President and Chief               March 31, 1999
---------------------------------------- Financial Officer (principal financial
Charles T. Dickson                       officer)


/s/ Timothy R. Graham                    Executive Vice President, Secretary              March 31, 1999
---------------------------------------- and Director
Timothy R. Graham

/s/ Joseph P. Dwyer                      Vice President, Finance (principal               March 31, 1999
---------------------------------------- accounting officer)
Joseph P. Dwyer

/s/ Bert W. Wasserman                    Director                                         March 31, 1999
----------------------------------------
Bert W. Wasserman

/s/ William J. vanden Heuvel             Director                                         March 31, 1999
----------------------------------------
William J. vanden Heuvel

/s/ Steven B. Magyar                     Director                                         March 31, 1999
----------------------------------------
Steven B. Magyar

/s/ James I. Cash                        Director                                         March 31, 1999
----------------------------------------
James I. Cash


                                    EXHIBITS

         Exhibit No.    Description
         -----------    -----------

            4.1 Form of stock option agreement between the Registrant and the option holder (incorporated by reference to the Registrant Registration Statement on Form S-8, filed with the Commission on March 5, 1998 (Commission File No. 333-47391))

            4.2         Schedule of Option Grants (filed herewith)

            5.1         Opinion of Graubard Mollen & Miller (filed herewith)

            23.1 Consent of Grant Thornton LLP, independent accountant for Registrant (filed herewith)

            23.2 Consent of Graubard Mollen & Miller (included in Exhibit 5.1) (filed herewith)

            24.1 Power of Attorney (included on the signature page hereto)